SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 19, 2012

Community Bank Shares of Indiana, Inc.

(Exact Name of Registrant as Specified in Charter)

Indiana	0-25766	35-1938254
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

101 West Spring Street, New Albany, Indiana 47150

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number including area code (812) 944-2224

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 19, 2013, Your Community Bank, a wholly-owned subsidiary of Community Bank Shares of Indiana, Inc., entered into a definitive Purchase and Assumption Agreement with the Federal Deposit Insurance Corporation (“FDIC”) to acquire all the deposits and substantially all the assets of First Federal Bank with offices in Lexington and Georgetown, Kentucky. The transaction was consummated on April 19, 2013 and the former banking offices of First Federal Bank, three offices in Lexington and one office in Georgetown, are now being operated by Your Community Bank as branch offices.

As a result of the acquisition, Your Community Bank assumed approximately $93.9 million in deposits and acquired approximately $100.1 million in assets. The transaction was not subject to any loss share agreement, but was subject to an asset purchase discount of $5.85 million. The assets were primarily composed of $67.7 million in outstanding loans and $14.9 million in cash provided to Your Community Bank in exchange for its assumption of the deposits and other specified liabilities.

Your Community Bank did not acquire any of First Federal Bank’s other real estate owned. Additionally, Your Community Bank did not at closing commit to purchase any owned or leased bank premises of First Federal Bank. However, Your Community Bank was granted an option to elect following closing to purchase any or all of the banking premises owned by First Federal Bank or, in the case of leased banking premises, to assume the lease.

The above discussion is a summary only and is qualified in all respects by the specific terms of the Purchase and Assumption Agreement, Whole Bank, All Deposits which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The information provided under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of businesses acquired.

To the extent that financial statements are required by this Item, they will be filed in an amendment to this Report.

(b)  Pro forma financial information.

To the extent that pro forma financial information is required by this Item, it will be filed in an amendment to this Report.

(d)  Exhibits.

Exhibit No. and Description

10.1	Purchase and Assumption Agreement, dated April 19, 2013, by and among Federal Deposit Insurance Corporation, Receiver of First Federal Bank, Lexington, Kentucky, Federal Deposit Insurance Corporation and Your Community Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANK SHARES OF INDIANA, INC.

Date: April 24, 2013	By:	/s/ Paul A. Chrisco
Paul A. Chrisco
Chief Financial Officer